Exhibit 5.1

                       Opinion of Schulte Roth & Zabel LLP

                                                                  March 21, 2003

The CIT Group Securitization Corporation III
1 CIT Drive
Livingston, New Jersey  07039

      Re:   The CIT Group Securitization Corporation III
            Registration Statement On Form S-3
            Commission File Number 333-64529

Dear Sirs:

      We have acted as special counsel to you (the "Corporation") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset backed certificates (the "Certificate") described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement," respectively). Each series of Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") substantially in the form filed as Exhibit
4.1 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation III will form the CIT Home Equity Loan Trust
(the "Trust"). Certain rights of the holders of the Certificates will be governed by the Pooling and Servicing Agreement.

      In connection with this opinion, we have examined signed copies of the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or representatives of the Corporation and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.


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The CIT Group Securitization Corporation III
March 21, 2003
Page 2

      As to all matters of fact, we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporation and others.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      We have also assumed with respect to the Pooling and Servicing Agreement that: (a) the Pooling and Servicing Agreement will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Certificates thereunder; (b) at the time of such execution, each such party, other than the Corporation, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement; (c) the execution and delivery of the Pooling and Servicing Agreement and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party, other than the Corporation; (d) the Pooling and Servicing Agreement will be the legal, valid and binding obligation of each such party, other than the Corporation, and will be enforceable against each such party, other than the Corporation, in accordance with its terms; and (e) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof, (ii) the terms and conditions of the Pooling and Servicing Agreement or (iii) any set of facts or circumstances relating to the Pooling and Servicing Agreement.

      Based upon the foregoing, we are of the opinion that, assuming the due execution of the Pooling and Servicing Agreement substantially in the form presented to us, upon the issuance, authentication and delivery of the Certificates in accordance with the terms of the Pooling and Servicing Agreement against payment therefor as contemplated by the Prospectus and the Prospectus Supplement, the Certificates will constitute valid and binding obligations of the Trust, each enforceable in accordance with its terms subject as to enforcement of remedies to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency,


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The CIT Group Securitization Corporation III
March 21, 2003
Page 3

moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will be entitled to the benefits of the Pooling and Servicing Agreement.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Schulte Roth & Zabel LLP